UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             January 1, 2005

MISSION COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	770559736
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive office)	(Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Election of Directors

On December 20, 2004, the Registrant’s Board of Directors appointed Richard Korsgaard to serve as a member of the Board of Directors of Mission Community Bancorp, to become effective January 1, 2005.   Richard Korsgaard presently serves as the Executive Vice President/Chief Credit Officer for Mission Community Bank, San Luis Obispo, California.  Mr. Korsgaard intends to retire from his position with Mission Community Bank effective March 31, 2005, at which time, he would retain his position as a member of the Board of Directors of Mission Community Bancorp.  Additionally, Mr. Korsgaard would retain his position as a member of the Board of Directors of Mission Community Bank, which also became effective January 1, 2005. Mr. Korsgaard will receive no director compensation at this time; however, upon his retirement from Mission Community Bank, he would be eligible to receive director fees at the same level as is paid to other outside Board members.  It is anticipated Mr. Korsgaard will serve as a member, or alternate member, of all Bancorp Director Committees, including the Audit Committee.

Item 9.01.  Financial Statement and Exhibits

(a)                Financial statements of businesses required

                    None

(b)               Pro forma financial information

                    None

(c)                Exhibit

                    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 1, 2005	MISSION COMMUNITY BANCORP

	By:	/s/ ANITA M. ROBINSON
Anita M. Robinson President and Chief Executive Officer